Exhibit 5.1

Gibson, Dunn & Crutcher LLP 2100 Mckinney Avenue Dallas, Tx 75201-6912 Tel 214.698.3100 www.gibsondunn.com

October 27, 2017

Blueknight Energy Partners, L.P.

BKEP Finance Corporation

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

Re:	Blueknight Energy Partners, L.P.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Finance Corporation, a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), and the Partnership’s subsidiaries listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, for an aggregate initial offering price not to exceed $500,000,000, together or separately and in one or more series (if applicable) of:

(i)     the Partnership’s common units representing limited partner interests in the Partnership (the “Common Units”);

(ii)    the Partnership’s Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Units”);

(iii)    the Partnership’s partnership securities representing limited partner interests or additional equity interests in the Partnership (the “Partnership Securities”);

(iv)    the Issuers’ unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v)    guarantees of the Debt Securities by the Guarantors (the “Debt Securities Guarantees”);

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(vi)    warrants for the purchase of Common Units, Series A Units, Partnership Securities or Debt Securities (the “Warrants”); and

(vii)     rights for the purchase of Common Units, Series A Units, Partnership Securities or Debt Securities (the “Rights”).

The Common Units, Series A Units, Partnership Securities, Debt Securities, Debt Securities Guarantees, Warrants and Rights are collectively referred to herein as the “Securities.” The Senior Debt Securities are to be issued under an indenture to be entered into among the Issuers, the Guarantors and a trustee to be named at the time such indenture is executed (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into among the Issuers, the Guarantors and the Trust Company, as indenture trustee (the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, forms of the Debt Securities and such other documents, records, certificates of officers of the Issuers and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others.

We have assumed without independent investigation that:

(i)    at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)    at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)    all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)    at the Relevant Time, all action required to be taken by the Issuers or any Guarantor, as applicable, to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any Common Units for issuance upon exercise, conversion or exchange of any Securities for Common Units (a “Convertible

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Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below) shall have been duly completed and shall remain in full force and effect;

(v)    in the case of Debt Securities and Debt Securities Guarantees, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Base Indenture shall have been duly executed and delivered by the Issuers, the Guarantors and all other parties thereto and duly qualified under the TIA; and

(vi)    at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary action of the Issuers or any Guarantor and duly executed and delivered by the Issuers, any Guarantor and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to the Common Units, when

a.	such Common Units have been duly executed (in the case of certificated Common Units) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, and

b.	any such Convertible Security is a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms,

such Common Units will be validly issued, and purchasers of the Common Units will have no obligation to make payments (other than the purchase price for the Common Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Common Units.

2.    With respect to the Series A Units, when such Series A Units have been duly executed (in the case of certificated Series A Units) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Series A Units will be validly issued, and purchasers of the Series A Units will have no obligation to make payments (other than the purchase price for the Series A Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Series A Units.

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3.	With respect to the Partnership Securities, when

a.	the Partnership has taken all necessary action to approve such Partnership Securities, the terms of the offering and related matters, and

b.	such Partnership Securities have been duly executed (in the case of certificated Partnership Securities) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Partnership Securities will be validly issued, and purchasers of the Partnership Securities will have no obligation to make payments (other than the purchase price for the Common Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Partnership Securities.

4.	With respect to any Debt Securities and related Debt Securities Guarantees, when:

a.	the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Issuers, the Guarantors and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, and the Guarantees of such Debt Securities will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

October 27, 2017

5.	With respect to any Warrants, when:

a.	the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Partnership and each other party thereto,

b.	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.	the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

6.	With respect to any Rights, when:

a.	the rights agreement relating to such Rights (the “Rights Agreement”), if any, has been duly executed and delivered by the Partnership and each other party thereto,

b.	the terms of the Rights have been duly established in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.	the Rights have been duly executed (in the case of certificated Rights) and delivered in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Rights will be legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, and to the extent relevant for our opinions herein, the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the laws of the State of Texas. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware LP Act, the DGCL and the Delaware LLC Act as currently in effect and have made such inquiries as we consider necessary to render the opinions set forth above. This opinion is

October 27, 2017

limited to the effect of the current state of the laws of the State of New York, and, to the limited extent set forth above, the Delaware LP Act, the DGCL, the Delaware LLC Act, the laws of the State of Texas and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.    The opinions above with respect to the Indenture, the Debt Securities and the related Debt Securities Guarantees, the Warrants, the Warrant Agreement, the Rights and the Rights Agreement (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Document waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D.    To the extent relevant to our opinions in paragraphs 5 and 6 and not covered by our opinions in paragraphs 1, 2, 3 or 4, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants or Rights are validly issued and that purchasers thereof will have no obligation to make payments (other than the purchase price thereof) or contributions to any party or its creditors solely by reason of the ownership thereof (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

October 27, 2017

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours

/s/ GIBSON, DUNN & CRUTCHER LLP

Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Guarantor	State of Formation
BKEP Operating, L.L.C.	Delaware
BKEP Management, Inc.	Delaware
BKEP Crude, L.L.C.	Delaware
BKEP Pipeline, L.L.C.	Delaware
BKEP Materials, L.L.C.	Texas
BKEP Asphalt, L.L.C.	Texas
Blueknight Motor Carrier LLC	Delaware
BKEP Sub, L.L.C.	Delaware
BKEP Services LLC	Texas
BKEP Red River System LLC	Delaware
BKEP Supply and Marketing LLC	Delaware
BKEP Terminal Holding, L.L.C.	Texas
BKEP Terminalling, L.L.C.	Texas
Knight Warrior LLC	Texas